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EXHIBIT 16.1

                            SYCIP GORRES VELAYO & CO.
                                6760 AYALA AVENUE
                                1226 MAKATI CITY
                                   PHILIPPINES
                              Phone: (632) 891-0307

                               September 30, 2003

United States Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Amkor Technology Philippines, Inc. (subsidiary of Amkor Technology, Inc.).

Ladies and Gentlemen:

The undersigned SyCip Gorres Velayo & Co., a member practice of Ernst & Young Global, previously acted as independent accountants to audit the financial statements of Amkor Technology Philippines, Inc. We are no longer acting as independent accountants to Amkor Technology Philippines, Inc. effective September 30, 2003.

This letter will confirm that we have reviewed Item 4 of the Amkor Technology, Inc.'s Form 8-K dated September 30, 2003 captioned "Changes in Registrant's Certifying Accountant" and that we agree with the statements made therein as they relate to us.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/ SyCip Gorres Velayo & Co.

SyCip Gorres Velayo & Co., a Member Practice of Ernst & Young Global.